EXHIBIT 10.1

Supplement and Amendment For Sudan

ASSIGNMENT AND AMENDMENT AGREEMENT ON THE EQUITY TRANSFER OF SUDAN

among

LU BENZHAO (Seller A)

and

LU TINGLAN (Seller B)

and

MAANSHAN GLOBAL MINING RESOURCES LIMITED (Assignor)

and

CHINA GLOBAL MINING RESOURCES LIMITED LIMITED (Assignee)

and

CHINA GLOBAL MINING RESOURCES LIMITED LIMITED (BVI)

Oct 29ô 2008
Shanghai, the People's Republic of China

Supplement and Amendment For Sudan

TABLE OF CONTENTS

ARTICLE 1. ASSIGNMENT	3
ARTICLE 2. AMENDMENT TO THE RELEVANT AGREEMENTS	3
ARTICLE 3 EFFECT	4

Supplement and Amendment For Sudan

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (“Agreement”) is executed on Oct 29, 2008 in Shanghai, the People’s Republic of China (“China” or “PRC”) by and between:

(1)
Maanshan Global Mining Resources Ltd., a limited liability company duly incorporated and validly existing pursuant to the laws of the PRC, having its legal address at No. 6, South Hongqi Road, Maanshan Economic and Technology Development Zone (hereafter referred to as the "Assignor");

(2)
China Global Mining Resources Limited, a limited liability company duly incorporated and validly existing pursuant to the laws of Hong Kong ("CGMR HK"), having its legal address at 41st Floor Bank of China Tower, 1 Garden Road Central, Hong Kong (hereafter referred to as the "Assignee");

(3)
Mr. LU Benzhao, a PRC citizen, residing now at No. 204, Block 17, Liyuan Village, Huashan District, Maanshan Municipality, Anhui Province and his ID number is 340505195112240018 (hereinafter referred to as the "Seller A"); and

(4)
Ms. LU Tinglan, a PRC citizen, residing now at No. 204, Block 17, Liyuan Village, Huashan District, Maanshan Municipality, Anhui Province, and her ID number is 340521196711112848 (hereinafter referred to as "Seller B").

(5)
China Global Mining Resources Limited, a limited liability company duly incorporated and validly existing pursuant to the laws of the British Virgin Islands ("CGMR BVI"), having its legal address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

For the purpose of this Agreement, Seller A and Seller B are collectively referred to as the "Sellers"; the Assignor, Assignee, CGMR BVI and the Sellers are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
The Assignor and the Sellers have entered into Equity Transfer Agreements ("ETAs" and "ETA for XNS" and "ETA for Sudan" respectively) regarding the transfer of equity interest in Maanshan Xiaonanshan Mining Co., Ltd ("XNS") and in Nanjing Sudan Mining Co., Ltd. ("Sudan") dated August 11th, 2008, and;

(B)	CGMR BVI and the Seller A have entered into a Consulting Agreement dated August 11th, 2008 ("Consulting Agreement", together with the ETAs as "Relevant Agreements"); and

(C)	Terms used herein shall, unless defined or redefined under this Agreement, have the same meanings as defined in the Relevant Agreements.

Supplement and Amendment For Sudan

NOW, THEREFORE, after friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties hereby enter into this Agreement:

ARTICLE 1. Assignment

1.1	Assignment of ETA for Sudan

1.1.1
According to the Article 13.9 of the ETA for Sudan, Assignor hereby assigns the ETA for Sudan to the Assignee, including any and all the interests, obligations and liabilities under the ETA for Sudan. ("Assignment").

1.1.2
After the Assignment, Assignee replaces Assignor to be the Purchaser in the ETA for Sudan, and enjoys all the interest and bears all the obligations under ETA for Sudan. Assignor's any obligation or liability under or related to ETA for Sudan is released.

1.1.3	The Sellers are notified and agree with the Assignment and raise and will raise no objection or disagreement toward such Assignment.

ARTICLE 2. amendment to the relevant agreements

2.1	Consideration of the Transfer of Equity and Payment

2.1.1
The consideration for the transfer of equity in Sudan shall be based upon the appraisal on the value of the Equity issued by a asset appraisal firm, and shall be RMB 160 million in cash or the equivalent USD in cash ("Purchase Price for Sudan"). The exchange rate between USD and RMB shall be the middle rate issued by the People's Bank of China on the date of the Aug 11, 2008.

2.1.2
RMB 40 million of the Purchase Price or equivalent USD for Sudan will be paid to the Escrow Account within China jointly appointed by the Assignee and Sellers 3 days before the Closing of the equity transfer. The rest RMB120 million of the Purchase Price for Sudan or equivalent USD shall be paid by the Assignee to the Sellers directly within 90 days after the Closing date with all efforts by the Assignee to pay. However, in any case the payment of the 120 million of the Purchase Price for Sudan is delayed, the due date of the payment can be extended to 150 days after the Closing date, and an interest rate of 8% shall be paid for the unpaid amount for the actual overdue dates by the Assignee to the Sellers together with the payment of 120 million Purchase Price. However, notwithstanding the above, the reimbursement amount as stipulated in the Article 2.3 of ETA for Sudan and the unpaid amount as of the Closing Date as stipulated in the Relevant Agreements shall be paid based on the available cash.

2.2	Condition Precedent to the ETA for Sudan

Supplement and Amendment For Sudan

2.2.1	Article 3.2(i) in the ETA for are no longer applicable, and the other condition precedent in the ETA for Sudan remains unchanged.

ARTICLE 3 EFFECT

3.1	This Agreement and the ETA for Sudan shall be effective right after the approval by examination and approval authority.

3.2
Except the supplement and amendment in this Agreement, the other provisions and conditions set in ETA for Sudan remains unchanged, and shall be respected and performed by the Purchaser and the Sellers.

3.3	Any conflict between this Agreement and the ETA for Sudan, this Agreement shall prevail.

IN WITNESS THEREOF, the Parties have caused this Agreement to be executed on the date as set forth above by their duly authorized representatives.

ASSIGNOR
Maanshan Global Mining Resources Ltd. /s/ William B. Green
NameæWilliam B. Green
Titleæ

ASSIGNEE
China Global Resources Limited (HK) /s/ Stephen D. King
Nameæ
TitleæCEO

Seller A
Mr. Lu Benzhao /s/ Lu Benzhao
Seller B
Mrs. Lu Tinglan /s/ Lu Tinglan

CGMR BVI
China Global Resources Limited (BVI) /s/ Stephen D. King
Nameæ
TitleæCEO